                                                                    Exhibit 25.4


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                  A TRUSTEE PURSUANT TO SECTION 305(b)(2)______

                            THE CHASE MANHATTAN BANK
               (Exact name of trustee as specified in its charter)

New York                                                              13-4994650
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

270 Park Avenue
New York, New York                                                         10017
(Address of principal executive offices)                              (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)

      -------------------------------------------------------------------

                     Citizens Communications Capital Trust I
              (Exact name of obligor as specified in its Charter)

            Delaware                                            22-6886170
    (State or other jurisdiction of                          (I.R.S. employer
     incorporation or organization)                          identification No.)

          3 High Ridge Park
        Stamford, Connecticut                                      06905
(Address of principal executive offices)                         (Zip Code)

                           Trust Preferred Securities
                           --------------------------
                       (Title of the Indenture Securities)

                                     GENERAL

Item 1. General Information.

      Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

      New York State Banking Department, Suite 2310, 5 Empire State Plaza, Albany, New York 12223.

      Board of Governors of the Federal Reserve System, 20th and C Street NW, Washington, D.C., 20551

      Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

      Federal Deposit Insurance Corporation, 550 Seventeenth Street, Washington, D.C., 20429.

      (b) Whether it is authorized to exercise corporate trust powers.

      Yes.

Item 2. Affiliations with the Obligor.

      If the obligor is an affiliate of the trustee, describe each such affiliation.

      None.

Item 16. List of Exhibits

      List below all exhibits filed as a part of this Statement of Eligibility.

      1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit I to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

      2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

      3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

      4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76439, which is incorporated by reference).

      5. Not applicable.

      6. The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

      7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

      8. Not applicable.

      9. Not applicable.

                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and the state of New York on the 4th day of May, 2001.

                                       THE CHASE MANHATTAN BANK


                                       By /s/ James D. Heaney
                                          -------------------------------
                                          James D. Heaney, Vice President

                              Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                 at the close of business December 31, 2000, in
           accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal
                                  Reserve Act.

                                                                  Dollar Amounts
                     ASSETS                                         In Millions

Cash and balances due from depository institutions:
   Noninterest-bearing balances and
   currency and coin ............................................       $ 22,648
   Interest-bearing balances ....................................          6,608
Securities:
Held to maturity securities .....................................            556
Available for sale securities ...................................         66,556
Federal funds sold and securities purchased under
   agreements to resell .........................................         35,508
Loans and lease financing receivables:
   Loans and leases, net of unearned income ........    $158,034
   Less: Allowance for loan and lease losses .......       2,399
   Less: Allocated transfer risk reserve ...........           0
                                                        --------
   Loans and leases, net of unearned income,
   allowance, and reserve .......................................        155,635
Trading Assets ..................................................         59,802
Premises and fixed assets (including capitalized
   leases) ......................................................          4,398
Other real estate owned .........................................             20
Investments in unconsolidated subsidiaries and
   associated companies .........................................            338
Customers' liability to this bank on acceptances
   outstanding ..................................................            367
Intangible assets ...............................................          4,794
Other assets ....................................................         19,886
                                                                        --------
TOTAL ASSETS ....................................................       $377,116
                                                                        ========

                                  LIABILITIES
Deposits
   In domestic offices ............................................   $ 132,165
   Noninterest-bearing ................................   $  54,608
   Interest-bearing ...................................      77,557
   In foreign offices, Edge and Agreement
   subsidiaries and IBF's .........................................     106,670
Noninterest-bearing ...................................   $   6,059
   Interest-bearing ...................................     100,611

Federal funds purchased and securities sold
under agreements to repurchase ....................................      45,967
Demand notes issued to the U.S. Treasury ..........................         500
Trading liabilities ...............................................      41,384
Other borrowed money (includes mortgage indebtedness
   and obligations under capitalized leases);
   With a remaining maturity of one year or less ..................       6,722
   With a remaining maturity of more than one year
      through three years .........................................           0
   With a remaining maturity of more than three years .............         276
Bank's liability on acceptances executed and outstanding ..........         367
Subordinated notes and debentures .................................       6,349
Other liabilities .................................................      14,515
TOTAL LIABILITIES .................................................     354,915

EQUITY CAPITAL
Perpetual preferred stock and related surplus .....................           0
Common stock ......................................................       1,211
Surplus (exclude all surplus related to preferred stock) ..........      12,614
Undivided profits and capital reserves ............................       8,658
Net unrealized holding gains (losses)
on available-for-sale securities ..................................        (298)
Accumulated net gains (losses) on cash flow hedges ................           0
Cumulative foreign currency translation adjustments ...............          16
TOTAL EQUITY CAPITAL ..............................................      22,201
                                                                      ---------
TOTAL LIABILITIES AND EQUITY CAPITAL ..............................   $ 377,116
                                                                      =========

I, Joseph L. Sclafani, E.V.P. &
Controller of the above-named bank, do
hereby declare that this Report of
Condition has been prepared in
conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                            JOSEPH L. SCLAFANI

We, the undersigned director, attest to
the correctness of this Report of
Condition and declare that it has been
examined by us, and to the best of our
knowledge and belief has been prepared
in conformance with the instructions
issued by the appropriate Federal
regulatory authority and is true and
correct.

                            WILLIAM B. HARRISON, JR.  )
                            HANS W. BECHERER          ) DIRECTORS
                            H. LAURANCE FULLER        )